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                                                                    EXHIBIT 99.3

                        CONTINGENT VALUE RIGHTS AGREEMENT

     This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of ______, 2003 (this "Agreement"), is entered into by and among RIVER, Inc. a Delaware corporation ("River") Parent Corporation, a _____________ corporation, ("Parent") and River Acquisition Corp., a Delaware corporation ("Merger Sub"), and ___________, _____________, ____________, and _____________ (individually, a "Rights Agent"
and collectively, the "Rights Agents").

                                    RECITALS:

     WHEREAS, River, Parent, and Merger Sub have entered into an Agreement and Plan of Merger dated as of June ____, 2003 (the "Merger Agreement"), pursuant to which at the Effective Time River and Merger Sub will be merged with River continuing as the Surviving Corporation;

     WHEREAS, upon consummation of the Merger, River will become a wholly-owned subsidiary of Parent;

     WHEREAS, the consideration that shall be paid by Parent pursuant to the Merger Agreement includes contingent value rights as hereinafter described; and

     WHEREAS, all things necessary have been done to make the contingent value rights, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of Parent and to make this Agreement a valid agreement of the Parent, in accordance with its terms, and to ensure that payment in the form of such contingent value rights will not require registration under the Securities Act.

     NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed as follows:

                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1    Definitions.

             (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

             (ii) all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles"

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     means such accounting principles as are generally accepted in the United
     States at the time of any computation;

             (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

             (iv) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa.

             (b) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. The following additional terms shall have the meanings ascribed to them as follows:

     "Act," when used with respect to any Holder, has the meaning specified in
Section 1.2.

     "Affiliate" of a Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

     "After-Tax Litigation Proceeds" with respect to any Litigation Proceeds means (i) the amount of such Litigation Proceeds LESS (ii) the Assumed Tax Liability with respect to such Litigation Proceeds.

     "Assumed Tax Liability" with respect to any Litigation Proceeds means an amount equal to the product of (i) Assumed Tax Rate TIMES (ii) the amount of such Litigation Proceeds.

     "Assumed Tax Rate" shall mean 34%.

     "Board of Directors" means the board of directors of the Parent.

     "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of the Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agents.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Chicago, Illinois are authorized or obligated by law or executive order to remain closed.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized and in existence under the laws of the United States and having capital and surplus in excess of $500 million, (c) repurchase obligations with a term of not more than seven days for

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underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within 180 days after the date of acquisition, (e) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investor Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services, and (f) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (e) above.

     "Cash Proceeds" means all compensation, damages, penalties, interest and other payments in the form of cash or Cash Equivalents, if any, recovered or received by River and the River Subsidiaries or any of their Affiliates as a result of the Litigation, whether such compensation, damages, penalties, interest or other payments are recovered or received pursuant to court order at trial or upon appeal or pursuant to the terms of any settlement agreement.

     "Claims Expenses" means the sum of all direct expenses paid after the date of the Merger Agreement by the Parent, River, River Subsidiaries and their Affiliates (i) including any amounts paid to or on behalf of the Rights Agents pursuant to Section 3.4 of this Agreement but (ii) excluding (A) contingency fees paid in exchange for services provided by outside counsel in connection with prosecuting the Litigation and (B) any payment of Firm Expenses.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission of the United States of America.

     "Compliance Commitments" shall mean any Non-Cash Proceeds that provide River, River Subsidiaries, and their Affiliates with no substantial benefits or protections other than the benefits and protections to which they are entitled under applicable law.

     "Control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, including the power to dispose of or vote such stock, as trustee or executor, by contract or otherwise.

     "CVR Payment Amount" for each CVR on any CVR Payment Date equals the quotient of the Aggregate CVR Payment Amount for such CVR Payment Date DIVIDED BY the total number of CVRs outstanding on such CVR Payment Date. The "Aggregate CVR Payment Amount" for any CVR Payment Date equals the quotient of (A) the Preliminary CVR Payment Amount for such CVR Payment Date DIVIDED BY (B) the sum of (i) 100 percent PLUS (ii) the product of (I) the CVR Percentage MULTIPLIED BY
(II) the William Blair Fee Percentage. "Preliminary CVR Payment Amount" for any CVR Payment Date equals (before any adjustments required under Section 5.1(f)(ii)) (x) the CVR Percentage TIMES the amount of Litigation Proceeds actually

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received by River and the River Subsidiaries or their Affiliates, MINUS
(y) the CVR Percentage TIMES the Assumed Tax Liability with respect to all Litigation Proceeds actually received through the date of the Litigation Proceeds Certificate applicable to such CVR Payment Date; PROVIDED, HOWEVER, the Preliminary CVR Payment Amount for the Last CVR Payment Date shall be increased by the amount by which the Claims Expenses are less than $10,000,000.

     "CVR Payment Date" means any date that any CVR Payment Amount is paid by the Parent to the Holders, which shall be established pursuant to Section 2.5(a).

     "CVR Percentage" means 60%; PROVIDED THAT if the Merger Agreement is terminated after the Acceptance Date but prior to the Effective Time, the CVR Percentage shall be 60% TIMES the quotient of (i) the number of shares of Company Common Stock that were accepted for payment pursuant to the Offer DIVIDED BY (ii) the sum of (A) number of shares of Company Common Stock outstanding immediately prior to commencement of the Offer (including any shares of Restricted Stock) PLUS (B) the number of shares of Company Common Stock that would be acquired upon exercise of all of the Company Options which would have been paid amounts under Section 2.10 of the Merger Agreement if the Merger had been completed.

     "CVR Register" and "CVR Registrar" have the respective meanings specified in Section 2.3(b).

     "CVRs" means the contingent value rights to be issued by the Parent pursuant to the Merger Agreement and this Agreement.

     "Escrow Agreement" means any agreement entered into with an escrow agent pursuant to Section 5.1(e) on terms that are acceptable to a majority of the Rights Agents.

     "Firm Expenses" has the meaning specified in Section 2.4(e) of this Agreement.

     "Holder" means a Person in whose name a CVR is registered in the CVR Register.

     "Independent Rights Agent" means such person that is selected within 15 days following the first issuance of the CVR by a majority of the Rights Agents (other than the Independent Rights Agent). Once selected, the Independent Rights Agent shall be joined to this Agreement pursuant to an agreement reasonably acceptable to the majority of the Rights Agents (other than the Independent Rights Agent), River, Parent, and the Independent Rights Agent.

     "Last CVR Payment Date" shall mean the last date on which a CVR Payment is to made under this Agreement (or the date on which it is determined that no CVR Payment shall be made pursuant to this Agreement).

     "Litigation" means the litigation and claims that River and the River Subsidiaries have filed or asserted as described on Exhibit A to this Agreement and any amendments thereto and any similar future lawsuits, claims or appeals brought by the Parent, River, the River Subsidiaries or their Affiliates related to such matters or arising out of the conduct involved in such litigation and claims.

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     "Litigation Proceeds" means the (A) sum of (i) any and all Cash Proceeds
PLUS (ii) the fair market value of any and all Non-Cash Proceeds (as determined pursuant to Section 2.4 or 5.1(b), as applicable) LESS (B) any contingency fees paid for services provided by outside counsel in connection with prosecuting the Litigation.

     "Litigation Proceeds Certificate" has the meaning specified in Section 2.4(a) of this Agreement.

     "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

     "Non-Cash Proceeds" means all compensation, damages, penalties, interest, agreements, commitments, undertakings and other benefits and protections (whether provided by contract, court order or applicable law and including, without limitation, Compliance Commitments (having a fair market value of zero in accordance with Section 2.4(a))) not in the form of cash or Cash Equivalents, if any, recovered or received by River or the River Subsidiaries or any of their Affiliates as a result of the Litigation, whether such compensation, damages, penalties, interest, agreements, commitments, undertakings or other benefits or protections are recovered or received pursuant to court order at trial or upon appeal or pursuant to the terms of any settlement agreement.

     "Officer's Certificate" means a certificate signed by the chairman of the Board of Directors or the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, in each case of the Parent, in his or her capacity as such an officer, and delivered to the Rights Agents.

     "Opinion of Counsel" means a written opinion of counsel, who shall be selected by a majority of the Rights Agents.

     "Parent" has the meaning set forth in the first paragraph of this Agreement.

     "Parent Rights Agents" means ____________________ and ___________________
and their respective successors pursuant to the applicable provisions of this Agreement.

     "Person" means any individual, corporation, partnership, joint venture, limited liability Parent, business trust, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Resolution" has the meaning specified in Section 2.4(e) of this Agreement.

     "Rights Agent" means one of the Persons named as the "Rights Agents" in the first paragraph of this Agreement or the Independent Rights Agent, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Rights Agent" shall mean such successor Rights Agent.

     "River Rights Agents" means ____________ and __________ and their respective successors pursuant to the applicable provisions of this Agreement.

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     "Settlement Decision" means any decision to grant consent to the settlement of any aspect or portion of the Litigation or otherwise to dismiss with prejudice any claim of River or a River Subsidiary against any party in the Litigation (and any other determination specified in Section 5.1(b) relating to such a decision).

     "Strategic Decision" means, with respect to the Litigation, any decision that involves the appeal of any aspect of the case (whether after a verdict or on a interlocutory basis), the addition of any claim or party, changing legal counsel or the basis for payment of attorney's fees, any admission of liability with respect to any claim against River in the Litigation, or any other proposed decision or determination that in the opinion of outside counsel representing River and River Subsidiaries in the Litigation would represent a material change or development in strategy with respect to the Litigation and result in a substantial likelihood that the recovery or receipt by River and River Subsidiaries of any amount of Litigation Proceeds (whether pursuant to a court order at trial or upon appeal or pursuant to the terms of any settlement agreement) will be delayed; PROVIDED, HOWEVER, a Strategic Decision shall not include any action that constitutes (in whole or in part) a Settlement Decision.

     "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person is a general partner.

     "Surviving Person" has the meaning set forth in Section 7.1(a)(1).

     "William Blair Fee Percentage" shall mean 0.84375%.

     Section 1.2    Acts of Holders.

             (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, executed by the requisite percentage of the Holders in accordance with this Agreement, are delivered to one or more Rights Agents and, where it is hereby expressly required, to the Parent. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Unless otherwise expressly provided to the contrary herein, the Act of the Holders of a majority of the outstanding CVRs shall constitute the Act of the Holders.

             (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Rights Agents deem sufficient.

             (c)    The ownership of CVRs shall be proved by the CVR Register.

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     Section 1.3    Notices to Rights Agents and Parent. Any request, demand,
authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

             (a) the Rights Agents by any Holder or the Parent shall be sufficient for every purpose hereunder if in writing and delivered personally, or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Rights Agents addressed to them at ________________, or at any other address previously furnished in writing to the Holders and the Parent by the Rights Agents; or

             (b) the Parent by the Rights Agents or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Parent addressed to it at _____________________ or at any other address previously furnished in writing to the Rights Agents and the Holders by the Parent.

     Section 1.4 Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Section 1.5 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 1.6 Successors and Assigns. All covenants and agreements in this Agreement by the Parent shall bind its successors and assigns, whether so expressed or not.

     Section 1.7 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their successors and permitted assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their successors and permitted assigns.

     Section 1.8 Governing Law. This Agreement and the CVRs shall be governed by and construed in accordance with the laws of the State of Delaware.

     Section 1.9 Legal Holidays. In the event that a CVR Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable CVR Payment Date.

     Section 1.10 Severability Clause. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any

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respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

     Section 1.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute but one and the same instrument.

     Section 1.12 Effectiveness. This Agreement shall be effective from and after the first issuance of CVRs in payment for shares of Company Common Stock pursuant to the Offer. This Agreement shall be deemed terminated and of no force or effect, and the parties hereto shall have no liability hereunder, if the Merger Agreement is terminated in accordance therewith prior to the Acceptance Date.

     Section 1.13 Entire Agreement. This Agreement and the Merger Agreement represent the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements hereto made except for the Merger Agreement. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling.

                                   ARTICLE II
                             CONTINGENT VALUE RIGHTS

     Section 2.1 Issuance of CVRs. The CVRs shall be issued pursuant to the Offer and the Merger at the times and in the manner set forth in the Merger Agreement.

     Section 2.2 Nontransferable. The CVRs shall not be assignable or otherwise transferable by Holders, except by will, upon death or by operation of law.

     Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

             (a) The CVRs shall not be evidenced by a certificate or other instrument.

             (b) The Parent shall cause to be kept at the Parent's principal office a register (the register maintained in such office and in any other office designated pursuant to this Section 2.3 being herein sometimes referred to as the "CVR Register") in which the Parent shall provide for the registration of CVRs. The Secretary of the Parent is hereby initially appointed "CVR Registrar" for the purpose of registering CVRs and transfers of CVRs as herein provided.

             (c)    Subject to the restriction on transferability set forth in
Section 2.2, every request made to the Parent to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Parent and the CVR Registrar, duly executed by the Holder thereof, his attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon

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receipt of such written notice by the Parent, the CVR Registrar shall, subject to his reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the CVRs in the CVR Register. All transfers of CVRs registered in the CVR Register shall be the valid obligations of the Parent, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register and any transfer not duly registered in the CVR Register will be void ab initio.

             (d) A Holder may make a written request to the CVR Registrar or the Parent to change such Holder's address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice by the CVR Registrar or the Parent, the CVR Registrar shall promptly record the change of address in the CVR Register.

     Section 2.4    Payment Procedures.

             (a) As promptly as practicable but in no event later than 30 days after each receipt by River or the River Subsidiaries or any of their Affiliates of any Litigation Proceeds (other than Litigation Proceeds received as a result of a Settlement Decision) or after a determination that no Litigation Proceeds shall be received, the Parent shall deliver to the Rights Agents a certificate (the "Litigation Proceeds Certificate") setting forth in reasonable detail (i) the amount of any Cash Proceeds received by River or the River Subsidiaries or their Affiliates, if any, (ii) a detailed description of Non-Cash Proceeds received by the River or the River Subsidiaries or their Affiliates, if any, (iii) the fair market value of any Non-Cash Proceeds and the methodology used, and calculations made, to determine such fair market value (it being understood that fair market value shall be determined on an arm's-length basis and without regard to any liens or other encumbrances on the Non-Cash Proceeds granted or created by Parent, River, the River Subsidiaries, or their Affiliates and that Compliance Commitments shall have a fair market value of zero), (iv) an itemized list in reasonable detail of the Claims Expenses incurred to date and any Claim Expenses reasonably expected to be incurred before the Last CVR Payment Date, (v), the calculation of the Preliminary CVR Payment Amount and CVR Payment Amount, if any, through the date of such Litigation Proceeds Certificate, (vi) any assumptions underlying the determination of any item used in making the necessary calculations for such calculations, and (vii) any financial or other documentation reasonably necessary to sufficiently support such calculations.

             (b) Within 30 days of delivery of the Litigation Proceeds Certificate, each Rights Agent (other than the Independent Rights Agent) shall give written notice to Parent and each other Rights Agent specifying whether he or she agrees with or objects (a "Notice of Agreement" and a "Notice of Objection", respectively) to the Litigation Proceeds Certificate, and the CVR Payment Amount.

             (c) If all of the Rights Agents (other than the Independent Rights Agent) delivers a Notice of Agreement and any CVR Payment Amount is payable, the Parent shall establish a CVR Payment Date in accordance with
Section 2.5(a).

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             (d)    If any of the Rights Agents (other than the Independent
Rights Agent) delivers a Notice of Objection within such 30-day period, the Parent shall continue to hold the amount of cash equal to the CVR Payment Amount in a separate bank account invested in Cash Equivalents until a Resolution is obtained pursuant to the procedures set forth in Section 2.4(e). Any interest generated by such investments or accretions in value resulting from such investments shall be for the benefit of the Holders and shall be used to pay expenses incurred on their behalf, if any, or paid out together with the CVR Payment Amount.

             (e) Any Rights Agent (other than the Independent Rights Agent) that delivers a Notice of Objection shall as promptly as practicable following delivery of such Notice of Objection deliver to the Parent a certificate (a "Rights Agent Objection Certificate") setting forth in reasonable detail each of the objections to the calculations, valuations, methodologies, lists, computations, assumptions and other information, including, without limitation, the fair market value of any Non-Cash Proceeds (collectively, the "Determinations") that such Rights Agent has to the applicable Litigation Proceeds Certificate. If none of the other Rights Agents (other than the Independent Rights Agent) agrees with such Rights Agent's objections to such Litigation Proceeds Certificate, then the CVR Payment Amount shall be as set forth in such Litigation Proceeds Certificate and the Parent shall establish a CVR Payment Date in accordance with Section 2.5(a). If within ten days of the delivery of the Rights Agents Objection Certificate, any other Rights Agent agrees, in whole or in part, with the Rights Agent Objection Certificate, the Rights Agents shall submit the portions of the Determinations set forth in the Litigation Proceeds Certificate that are in dispute to a mutually agreed upon independent public accounting firm of national standing that shall have expertise in the valuation of assets and properties (the "Firm"). If a majority of the Rights Agents cannot agree upon the Firm, then the Firm shall be ________________. The Firm shall be instructed to determine whether the Determinations set forth in the Litigation Proceeds Certificate that are in dispute are correct in all material respects. If the Firm determines that such Determinations are correct, the CVR Payment Amount shall be as set forth in the Litigation Proceeds Certificate, and each Rights Agent shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate and the Parent shall establish a CVR Payment Date in accordance with
Section 2.5(a). If the Firm determines that any of the Determinations set forth in the Litigation Proceeds Certificate are incorrect in any respect (whether or not material), the Firm's resulting calculation of the CVR Payment Amount shall be binding on all parties hereto (the "Resolution") and the Parent, upon notice of such Resolution, shall set a CVR Payment Date in accordance with Section 2.5(a). If the Resolution results in the CVR Payment Amount determined by the Parent to be less than the CVR Payment Amount determined by the Firm, the CVR Payment Amount payable to Holders shall be increased by the interest on such differential calculated from the date 45 days after delivery of the Litigation Proceeds Certificate at an interest rate equal to the average rate actually earned on the CVR Payment Amount determined by the Parent and invested in Cash Equivalents pursuant to Section 2.4(d). All costs and expenses billed by the Firm in connection with the performance of its duties described herein ("Firm Expenses") shall be paid by the Parent; PROVIDED, HOWEVER, that if no Parent Rights Agents object to the Litigation Proceeds Certificate and Parent's determination of the CVR Payment Amount is:

             (i) greater than or equal to 95% of the CVR Payment Amount determined by the Firm, then 100% of the Firm Expenses shall be deducted from the CVR Payment Amount and applied to reimburse the Parent;

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             (ii)   greater than or equal to 85% of the CVR Payment
     Amount determined by the Firm, but less than 95% of the CVR Payment Amount determined by the Firm, then 50% of the Firm Expenses shall be deducted from the CVR Payment Amount and applied to reimburse the Parent; or

             (iii) less than 85% of the CVR Payment Amount determined by the Firm, then the Parent shall not be reimbursed for any portion of the Firm Expenses.

             (f) If any Rights Agent does not deliver a Notice of Agreement or a Notice of Objection to the Litigation Proceeds Certificate within the 30-day period described above, such Rights Agent shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate.

             (g) Any Litigation Proceeds received after the Acceptance Date but prior to the Effective Time shall, for all purposes under the Agreement, be deemed to have been received on the Closing Date. If the Merger Agreement is terminated after the Acceptance Date but prior to the Effective Time, any Litigation Proceeds received after the Acceptance Date but prior to such termination shall, for all purposes under the Agreement, be deemed to have been received on the date of such termination.

             (h)    Notwithstanding the foregoing, the provisions of this
Section 2.4 (other than Section 2.4(g) and the definition of Litigation Proceeds Certificate) shall not apply to any Litigation Proceeds Certificate received as a result of a Settlement Decision.

     Section 2.5    Payments on CVRs.

             (a) If any CVR Payment Amount is determined to be payable in accordance with Section 2.4 or Section 5.1(b), the Parent shall establish a CVR Payment Date with respect to such CVR Payment Amount that is within 15 days following the date on which it is determined that a CVR Payment Amount is payable. On such CVR Payment Date, the Parent shall then promptly cause the CVR Payment Amount to be delivered to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such CVR Payment Date.

             (b) In the event that River and the River Subsidiaries or their Affiliates receive payments of Litigation Proceeds on more than one date, then the CVR Payment Amount with respect to any such Litigation Proceeds shall be paid with respect to each such receipt of Litigation Proceeds and the procedures described in Section 2.4 and Section 2.5(a) shall apply to each such receipt of Litigation Proceeds. Subject to the required adjustment for the Last CVR Payment Date as required under the definition of CVR Payment Amount, the calculation of the CVR Payment Amount following the calculation of the initial CVR Payment Amount shall be made on a cumulative basis to reflect the receipt of all Litigation Proceeds, the prior payment of any CVR Payment Amounts and the calculation of all Assumed Tax Liabilities from the date of this Agreement to the date of determination of each such subsequent CVR Payment Amount (it being understood, however, that in no event shall the Holders be obligated or required to refund

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to the Parent or any of its Affiliates any portion of any CVR Payment Amount previously paid to the Holders).

             (c) The determination by the Parent and the Rights Agents of any CVR Payment Amount pursuant to the procedures set forth in Section 2.4, absent a mathematical error, shall be final and binding on the Parent and each Holder.

             (d) Except in the specific cases specified in this Agreement, no interest shall accrue on any amounts payable on the CVRs to any Holder.

             (e) The Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the CVR Payment Amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

                                   ARTICLE III

                                THE RIGHTS AGENTS

     Section 3.1    Certain Duties and Responsibilities.

             (a) The Rights Agents undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Rights Agents shall exercise such of the rights and powers vested in them by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; PROVIDED, HOWEVER, that the Rights Agents shall not be liable for any acts or omissions except to the extent that the Rights Agents have engaged in willful misconduct or bad faith.

             (b) No provision of this Agreement shall be construed to relieve the Rights Agents from liability for their own willful misconduct or bad faith, except that no provision of this Agreement shall require the Rights Agents to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or in the exercise of any of their rights or powers.

             (c) The Rights Agents shall have the sole power and duty to direct and supervise all matters involving the Litigation (including trial strategy and planning and settlement strategy) on behalf of Parent, River, and the River Subsidiaries; PROVIDED that all decisions and determinations with respect to the Litigation (including, without limitation, any Settlement Decision or Strategic Decision) shall be made in accordance with Section 5.1(b) hereof. Either one or both of the River Rights Agents (as they may mutually decide in their discretion) shall have primary responsibility for the day-to-day direction and supervision of the Litigation and may, without the approval of any of the Parent, River, the River Subsidiaries or any of the other Rights Agents, make decisions and determinations in accordance with Section 5.1(b) hereof with respect to the day-to-day conduct of the Litigation and such decisions shall be deemed to made on behalf of all of the Rights Agents. Notwithstanding the foregoing, (i) the approval of a majority of the Rights Agents (including the Independent Rights Agent) shall be required for any Strategic Decision and (ii) the approval of a majority of the Rights Agents (other than the Independent Rights Agent) shall be required for any Settlement Decision; PROVIDED, however, if there is a vacancy with respect to any Rights Agent (other than the Independent Rights Agent), the approval of all Rights Agents (other than the Independent Rights Agent) shall be required for any Settlement Decision.

             (d) The Rights Agents shall confer in person or by telephone at least once per month, but in any event as frequently as necessary to keep all Rights Agents and the Independent Rights Agent informed about material developments in the Litigation, on at least three days' prior notice. At least one such conference per month shall include a briefing by the River Rights Agents that describes the progress of the Litigation and summarizes any material decisions or determinations that were made without seeking the approval of the Independent Rights Agent or either of the Parent Rights Agents.

             (e) ______________(1) shall preside at all meetings or conferences of Rights Agents, unless he is removed by majority vote of the other Rights Agents then in office. In the event he or she is removed or is unwilling or unable to serve, his or her successor shall be elected by majority vote of the Rights Agents then in office.

             (f) The Rights Agents shall establish procedures for making decisions in an expedited manner in the case of exigent or emergency circumstances arising in connection with the Litigation.

             (g) The Rights Agents shall be deemed to be agents of the Holders, Parent and River for all purposes relating to evidentiary privileges, including attorney-client privileges.

             (h) Any Rights Agent that receives a notice provided by the Holders or Parent or any other Person pursuant to this Agreement shall provide such notice to all other Rights Agents.

     Section 3.2 Certain Rights of Rights Agents; Actions of the Rights Agents. The Rights Agents undertake to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agents. In addition:

             (a) the Rights Agents may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

----------
(1)  Insert name of River Rights Agent.

             (b) whenever the Rights Agents shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agents may, in the absence of bad faith or willful misconduct on their part, rely upon an Officer's Certificate;

             (c) the Rights Agents may engage and consult with counsel of their selection and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon;

             (d) the Rights Agents may engage and consult with accounting firms, tax experts, valuation firms and other experts and third parties that they, in their sole and absolute discretion, deem appropriate or necessary to enable them to discharge their duties hereunder;

             (e) the Rights Agents may direct employees of Parent, River, and River Subsidiaries, and their Affiliates to respond to discovery requests, attend and prepare for depositions, prepare for and testify at trial, or take any other action that the Rights Agents believe is necessary or prudent in prosecuting the Litigation. If an employee of Parent, River, the River Subsidiaries, or their Affiliates takes any action in accordance with this
Section 3.2(e), Parent shall be entitled to be paid an amount equal to (I) (i) the hours that the employees are required to work in connection with such engagement TIMES (ii) the hourly rate of such employee (determined by dividing
(A) the sum (without duplication) of (1) the employee's annual salary payable in cash at the time of the engagement PLUS (2) the employee's annual bonus for the prior fiscal year PLUS (3) the employment taxes that the employer is required to pay with respect to such amounts PLUS (4) the out-of-pocket costs of Parent, River, the River Subsidiaries, or their Affiliates, as the case may be, of all other employee benefits, including employer-paid health care, employer-paid life insurance premiums, and employer contributions to savings and pension plans, in respect of the employee, by (B) the product of (x) 52 weeks less the number of weeks of vacation to which the employee is entitled to during the current calendar year times (y) if such employee is a full-time employee, 40, or if such employee is not a full time employee, the number of hours that such employee is expected to work each week) plus (II) the out-of-pocket expenses incurred in connection with such engagement. Prior to commencing any engagement, the Parent shall provide to the engaging Rights Agents an estimate of the number of hours that Parent expects that its or its Affiliates employees will expend in connection with the engagement, the position of the employees that it expects to work on the engagement, an estimate of the hourly rate of such employees, and an estimate of any material out-of-pocket expenses Parent expects to be incurred in connection with such engagement. During the course of the engagement Parent shall submit to the engaging Rights Agents an update of the estimate (including a statement of actual hours worked by each employee and the hourly rate of such employee and actual out-of-pocket expenses incurred) not less than monthly (or any shorter period as reasonably requested by the engaging Rights Agents at the time of the engagement) or at anytime that Parent knows that the actual amount of work will materially exceed the initial estimate. Parent shall submit separate bills for each engagement at the end of each fiscal quarter setting forth the name of the employee that worked on the engagement, the hours such employee spent for such fiscal quarter on such engagement (accompanied by appropriate billing sheets prepared by such employee), the hourly rate for such employee (accompanied by any reasonable evidence of such rate that the engaging Rights Agent requests), and the out-of-pocket expenses incurred (accompanied by receipts for any material item). The Rights Agents shall direct that the bill be paid out of the Escrowed Funds. Notwithstanding the foregoing, the Rights Agents shall not be required to pay for (and shall not treat as Claims Expenses any amounts allocable to) the following: (A) the first $100,000 billed and approved by the Rights Agents pursuant to this Section 3.2(e), (B) any employee time spent personally preparing testifying at a trial, (C) any employee time spent attending or preparing for his or her depositions; (D) any employee time spent exercising the rights and duties of a Rights Agent; (E) any employee time spent defending a claims against River, the River Subsidiaries, the Parent, or its Affiliates in the Litigation; or (F) other than matters specified in
Section 3.2(e), any employee time spent or out-of-pocket expenses incurred in the performance of River's or Parent's obligations pursuant to this Agreement.

             (f) the Rights Agents shall not be required to give any note or surety in respect of the execution of the such powers or otherwise in respect of the premises; and

             (g)    the initial Rights Agents may be Holders.

Except as otherwise expressly provided in this Agreement, all decisions of the Rights Agents shall be taken by majority vote of the Rights Agents; PROVIDED, HOWEVER, that the right to engage parties (including employees of River, the River Subsidiaries, Parent, or their Affiliates) to perform services (i) with respect to the day-to-day conduct of the Litigation shall be made by the River Rights Agent with the primary responsibility for day-to-day conduct as set forth in Section 3.1(c), (ii) with respect to Strategic Decisions shall be made by the applicable majority of Rights Agents required for Strategic Decisions as set forth in Section 3.1(c), and (iii) with respect to Settlement Decisions shall be made by the applicable majority of Rights Agents required for Settlement Decisions as set forth in Section 3.1(c).

     Section 3.3 Not Responsible for Recitals or Issuance of CVRs. The recitals contained herein shall be taken as the statements of the Parent, and the Rights Agents assume no responsibility for their correctness. The Rights Agents make no representations as to the validity or sufficiency of this Agreement or the CVRs. The Rights Agents shall not be accountable or liable for the use or application by the Parent of the Litigation Proceeds or Non-Cash Proceeds.

     Section 3.4 Compensation, Reimbursement and Indemnification of the Rights Agents. The Parent agrees that the following shall be payable as Claims
Expenses:

             (a) to pay to each of the River Rights Agents at least $5,000 on the first day of each month following the Effective Time until the Last CVR Payment Date (or such earlier date as determined in accordance with Section 3.7) and to pay the Independent Rights Agent an fair and reasonable amount of compensation until the Last CVR Payment Date (or such earlier date as determined in accordance with Section 3.7) that is agreed to by a majority of the Rights Agents (other than the Independent Rights Agent);

             (b) except as otherwise expressly provided herein, to pay to or on behalf of the Rights Agents, upon the request of the Rights Agents, all reasonable expenses and disbursements incurred or to be incurred by the Rights Agents in connection with the discharge of their duties under this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of their counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2 and including premiums paid from time to time for liability insurance coverage for such Rights Agents); and

             (c) to indemnify the Rights Agents and hold them harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including, without limitation, the reasonable compensation and the expenses and disbursements of their counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2) that may be imposed on, asserted against or incurred by them under this Agreement, and the Rights Agents shall be so indemnified under this Agreement for their own ordinary or gross negligence, but the Rights Agents do not have the right to be indemnified under this Agreement for their own willful misconduct or bad faith.

     Section 3.5    Resignation and Removal; Appointment of Successor.

             (a) The Rights Agents may resign at any time by giving written notice thereof to the Parent.

             (b) The Rights Agents or any of them may be removed at any time by Act of the Holders of a majority of the outstanding CVRs that are delivered to the Rights Agents and the Parent.

             (c) If at any time the Rights Agents shall become incapable of acting, any Holder of a CVR may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Rights Agents and the appointment of successor Rights Agents.

             (d) In the event that any of the Rights Agents resigns, is removed or becomes incapable of acting, then such Rights Agent shall not be entitled to any compensation payable pursuant to Section 3.4 from and after the date of his resignation or removal.

             (e) If a Parent Rights Agent shall resign, be removed or become incapable of acting, the Parent, by a Board Resolution, shall promptly appoint a qualified successor Parent Rights Agent and may be an officer of the Parent. If a River Rights Agent shall resign, be removed, or become incapable of acting, the remaining River Rights Agent shall promptly appoint a qualified successor River Rights Agent who is a Holder. If the Independent Rights Agent shall resign, be removed, or become incapable of acting, his or her successor shall be appointed by the unanimous agreement of the remaining Rights Agents. If, within 90 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Rights Agents shall not have been appointed, the Holders of the CVRs may appoint any Person who is willing to serve as successor Rights Agent by the Act of the Holders of a majority of the outstanding CVRs delivered to the Parent. A successor Rights Agent so appointed by the Holders shall be designated in his appointment as either a River Rights Agent, a Parent Rights Agent, or an Independent Rights Agent, as the case may be. The successor Rights Agent so appointed shall under the provisions of the paragraph (e), forthwith upon his acceptance of such appointment in accordance with this
Section 3.5(e), become a successor Rights Agent. If no successor Rights Agents shall have been so appointed by the Parent or the Holders of the CVRs and so accepted his or her appointment, the Holder of any CVR may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Rights Agent.

             (f) The Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If the Parent fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of the Parent.

     Section 3.6 Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to the Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of the Parent or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

     Section 3.7 Termination upon Settlement Decision. Once the Rights Agents have made a Settlement Decision in accordance with Section 3.1(c) and provided the Litigation Proceeds Certificate in accordance with Section 5.1(b)(i), each Rights Agent's rights to any reimbursement under this Agreement shall terminate and, to the extent that all CVR Payment Amounts have not been paid, the Rights Agents shall appoint one of the River Rights Agents (or any other person as selected by a majority of the Rights Agents other than the Independent Rights Agent) to act as a trustee (the "Trustee") to ensure on behalf of the Holders that the Parent pays the required CVR Payment Amounts in accordance with the terms of the Litigation Proceeds Certificate and the terms of this Agreement. Any compensation paid to the Trustee shall be on terms acceptable to a majority of the Rights Agents (other than the Independent Rights Agent and any Rights Agent who is named Trustee) and such compensation shall constitute a Claims Expense.

                                   ARTICLE IV

             HOLDERS' LISTS AND REPORTS BY RIGHTS AGENTS AND PARENT

     Section 4.1 Parent to Furnish Rights Agents with Names and Addresses of Holders. The Parent shall furnish or cause to be furnished to the Rights Agents
(a) in such form as the Rights Agents may reasonably require, the names and addresses of the Holders within 15 days of the Effective Time, and (b) at such times as the Rights Agents may request in writing, within five days after receipt by the Parent of any such request, a list, in such form as the Rights Agents may reasonably require, of the names and the addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished.

                                    ARTICLE V

                                    COVENANTS

     Section 5.1 Prosecution of Litigation by Parent; Settlement; Periodic Reports.

             (a)    In each case as directed by the Rights Agents pursuant to
Section 3.1(c) hereof, the Parent shall, and shall cause River and the River Subsidiaries to, prosecute the Litigation and/or seek a settlement of the Litigation.

             (b) (i) None of the Parent, River, or any River Subsidiary shall make any Settlement Decision without obtaining prior approval from the applicable majority of the Rights Agents as determined in accordance with the last sentence of Section 3.1(c). In connection with the approval of any Settlement Decision, the applicable majority of the Rights Agents for Settlement Decisions as determined in accordance with the last sentence of Section 3.1(c) shall determine the amount, or a methodology for determining the amount, of any Litigation Proceeds resulting from the settlement and the fair market value (determined on an arm's-length basis and without regard to any liens or encumbrances granted or created by Parent, River, the River Subsidiaries, or their Affiliates and with Compliance Commitments having a fair market value of zero) of any Non-Cash Proceeds. As promptly as practicable (but in no event later than 30 days after the settlement), the Rights Agents shall deliver to Parent a Litigation Proceeds Certificate setting forth the matters described in
Section 2.4(a) and, absent mathematical error, the amounts set forth in such Litigation Proceeds Certificate shall be binding on the Parent and Holders. Upon receipt of any Litigation Proceeds resulting from the settlement, the Parent shall establish a CVR Payment Date in accordance with Section 2.5(a) and shall compute the CVR Payment Amount in a manner consistent with the Litigation Proceeds Certificate provided pursuant to the preceding sentence.

                    (ii) In making any decision or determination with respect to the Litigation (including, without limitation, any Settlement Decision or Strategic Decision) the Rights Agents shall act in good faith with a view to maximizing the present value of the Litigation Proceeds to River, the River Subsidiaries and the Holders. Without limiting the generality of the foregoing, in connection with any Settlement Decision, the Rights Agents shall consider:

     (A) the aggregate amount of After-Tax Litigation Proceeds to be received in connection with the proposed settlement;

     (B) the benefit to River and the River Subsidiaries of any agreements, commitments or undertakings to be made in connection with such settlement that restrict future anti-competitive or allegedly anti-competitive conduct by one or more parties to the Litigation;

     (C) if consent to such settlement is withheld, the probability of River and the River Subsidiaries receiving greater After-Tax Litigation Proceeds in connection with a subsequent settlement or other resolution of the Litigation;

     (D) the probable timing of such subsequent settlement or other resolution of the Litigation and the probable amount of any additional After-Tax Litigation Proceeds to be received in connection therewith; and

     (E) the discounted present value of such prospective additional After-Tax Litigation Proceeds.

The discount rate applicable to the value of such prospective additional After-Tax Litigation Proceeds shall be determined by the applicable majority of the Rights Agents as determined in accordance with the last sentence of Section 3.1(c) and shall give due regard to the financial and other costs to River, the River Subsidiaries and the Holders of postponing settlement or other resolution of the Litigation.

             (c) Until the Litigation has been settled or is final and not subject to further judicial review (by appeal or otherwise), each of Parent, River, River Subsidiaries, their Affiliates and the Rights Agents shall cooperate in order to ensure that (i) all of the Rights Agents receive, by the last Business Day of each fiscal quarter of the Parent, a report describing the status of the Litigation, which report shall describe, in summary fashion, the total Claims Expenses incurred through the date of such report, the status of all pending court proceedings related to the Litigation, whether any new claims or proceedings have been brought by River, the River Subsidiaries or their Affiliates related to the Litigation, the status of any counterclaims brought by the defendants related to the Litigation, and the status of any settlement negotiations among River and the River Subsidiaries and their Affiliates and the defendants with respect to the Litigation and (ii) except as otherwise required by applicable law or court order, all of the Rights Agents are granted access to any and all records, documents, personnel and any other sources of information that are in the possession, custody or control of the Parent and its Affiliates as the Rights Agents shall determine are reasonably necessary or desirable in order to review Settlement Decisions and Strategic Decisions, if any. Parent, River, and River Subsidiaries shall cooperate with the Rights Agents in providing the assistance of any of their officers and employees (subject to the requirements of Section 3.2(e)) and, to the extent that Parent or River believes in its reasonable determination that it is required to have its employees expend efforts in prosecuting the Litigation, but does not have sufficient time to obtain prior approval from the applicable Rights Agents for such efforts, Parent and River shall be entitled to be reimbursed for any reasonable amount of hours expended in such effort in accordance with the principles of Section 3.2(e).

             (d) The CVR Percentage of all Cash Proceeds shall be held in a separate bank account invested in Cash Equivalents, free of any liens or encumbrances of any kind, until the Aggregate CVR Payment Amount has been determined with respect to such Cash Proceeds. The Parent shall hold such Aggregate CVR Payment Amount in a separate bank account invested in Cash Equivalents, free of any liens or encumbrances of any kind, until such Aggregate CVR Payment Amount has been paid to the Holders. To the extent that Parent does not make a CVR Payment Amount on a CVR Payment Date, the Holders shall be entitled to any interest earned on the CVR Payment Amount in such separate bank account from the CVR Payment Date until payment is actually made shall be paid to the Holders. To the extent that a Holder or Rights Agent incurs any out-of-pocket expenses (including legal expenses) in successfully pursuing payment of amounts due hereunder, the Parent shall pay such expenses and such expenses shall not constitute Claims Expenses.

             (e) The Parent agrees to provide funds in the amount of $10,000,000 to support the prosecution of the Litigation and the payment of Claims Expenses. Upon the first issuance of CVRs in payment for shares of Company Common Stock pursuant to the Offer, $10,000,000 (the "Escrowed Funds") shall be placed in an escrow account with a bank organized and in existence under the laws of the United States (which bank shall be reasonably acceptable to a majority of the Rights Agents and have capital and surplus in excess of $500 million (an "Acceptable Bank")), free of any liens or encumbrances of any kind (except for any liens allowed under Section 5.1(h)), and the Escrowed Funds shall be drawn down in accordance with the instructions of the Rights Agents, as provided in the applicable Escrow Agreement; PROVIDED, HOWEVER, that (A) the Parent may withhold or permit to be withheld up to $5,000,000 of the Escrowed Funds from the initial escrow deposit, or subsequently withdraw or permit to be withdrawn such funds from escrow, after giving proper notice to each Rights Agent, if such funds are replaced with one or more letters of credit issued by an Acceptable Bank for the benefit of the Rights Agents and (B) the Parent may, at any time and from time to time, withdraw or permit to be withdrawn Escrowed Funds, after giving proper notice to each Rights Agent, if an equivalent amount is deposited as Escrowed Funds in another escrow account with an Acceptable Bank free of any liens or encumbrances of any kind (except for liens allowed under Section 5.1(h)) pursuant to terms of the applicable Escrow Agreement; PROVIDED, FURTHER, that at any time the sum of (i) all Escrowed Funds PLUS (ii) the total face amount of all letters of credit issued for the benefit of the Rights Agents shall be at least equal to (iii) $10,000,000 MINUS (iv) the cumulative amount of Claims Expenses paid as of the time. To the extent that letters of credit have replaced Escrowed Funds pursuant to clause (A) of the preceding sentence or another escrow account has been funded pursuant to clause (B) of the preceding sentence, the Rights Agents shall, to the extent it is required to pay certain Claims Expenses, first use Escrowed Funds, to the extent available, not in the additional escrow account and then shall draw on the letters of credit or the additional escrow account (in an amount equal to the amounts not paid plus $250,000), as the case may be, if after first requesting that Parent pay such Claims Expenses directly, such expenses are not paid within five (5) business days of the request. The parties hereto agree that nothing in this Agreement shall obligate Parent or its Affiliates or prevent Parent or its Affiliates from providing in their sole and absolute discretion (upon terms to be agreed at that time), aggregate funds in excess of $10,000,000 to support the prosecution of the Litigation and the Claims Expenses.

             (f)    (i)   The costs of Parent in connection with the Escrowed
Funds as set forth on Exhibit B (the "Credit Support Costs") shall be paid by Parent; PROVIDED, HOWEVER, that until the earlier of (1) the date on which the cumulative Claim Expenses paid equal $5,000,000 and (2) the date the principal trial proceeding with respect to the Litigation commence, the Credit Support Costs shall be Claims Expenses and the Parent be reimbursed for such amounts out of the Escrowed Funds. To the extent that Parent incurs Credit Support Costs that are not Claims Expenses, such amounts shall be referred to as "Parent Credit Support Costs" and to the extent that Parent incurs Credit Support Costs that are Claims Expenses, such amounts shall be referred to as "CVR Credit Support Costs."

                    (ii) If any Parent Credit Support Costs or CVR Credit Support Costs are incurred, the Preliminary CVR Payment Amount for the first CVR Payment Date after the incurrence of such costs shall be adjusted as follows: the Preliminary CVR Payment Amount otherwise computed in accordance with this Agreement shall be (1) increased by an amount equal to the product of (A) 100% less the CVR Percentage TIMES (B) such CVR Credit Support Costs and (2) decreased by an amount equal to the product of (A) the CVR Percentage TIMES (B) such Parent Credit Support Costs. To the extent the adjusted required under this
Section 5.1(f)(ii) would result in a Preliminary CVR Payment Amount that is less than zero, the Preliminary CVR Payment Amount shall be reduced to zero and the amount of the excess adjustment shall be carried over and reduce (but not below zero) any future Preliminary CVR Payment Amounts until the aggregate amount of such excess adjustment has been utilized to reduce Preliminary CVR Payment Amounts.

             (g) The majority Rights Agents may use any reasonable means (including borrowing funds or issuing obligations that are only payable upon the receipt of Litigation Proceeds or entering into new agreements with Parent, River or its Affiliates) to obtain funds to pay any Claims Expenses not funded pursuant to Section 5.1(e). Any amounts required to be paid pursuant to any obligations issued pursuant to this Section 5.1(g) to fund Claim Expenses in excess of $10,000,000 (whether in the form of principal, interest, contingent payments based on Litigation Proceeds, or some other obligation) shall reduce the cumulative amount of Litigation Proceeds received, if any, for purposes of computing the Preliminary CVR Payment Amounts.

             (h)    (i)   Neither Parent, nor River, nor River Subsidiaries
shall enter into any agreement that would restrict Parent's right to be able to make the payments to the Holders under this Agreement or restrict the ability or River or River Subsidiaries to distribute funds to Parent to fund such payments. As security for prompt and complete payment and performance when due of all CVR Payment Amounts and all covenant and obligations to be performed by Parent, River, and River Subsidiaries pursuant to this Agreement (the "Obligations"), Parent, River and Merger Sub shall hereby as of the first issuance of the CVRs pledge, hypothecate, and assign and grant to the Rights Agents for the ratable benefit of the Holders, a continuing security interest in the escrow account established pursuant to Section 5.1(e), the Litigation and all Litigation Proceeds (whether such Litigation Proceeds arise before or after the commencement of a case under the United States Bankruptcy Code or any other domestic or foreign bankruptcy law by or against Parent, River, or River Subsidiaries) and Parent, River, and River Subsidiaries shall prepare, execute, and file any and all forms reasonably requested by any Rights Agent to perfect and maintain such security interest.

                    (ii) Without the prior written consent of a majority of the Rights Agents, Parent shall not, and shall not cause or permit River to, assign any interest in the Litigation to any Person except (A) at any time after a trial verdict in the Litigation disposing of all material claims, River and the River Subsidiaries shall be entitled to assign an interest in any Litigation Proceeds to any person (other than another party in the Litigation or such other party's Affiliates, employees or directors) if such assignment (i) would not result in any encumbrances or other liens on the portion of such Litigation Proceeds which equals the CVR Payment Amount attributable to such Litigation Proceeds and (ii) is consented to by the River Rights Agents (which consent shall not be unreasonably withheld); (B) liens upon and security interests in the Litigation and the proceeds thereof granted to Tennenbaum Capital Partners, LLC (or any affiliate, fund or account managed by Tennenbaum Capital Partners (together with their successors and assigns, the "TCP Collateral Agent") as collateral security for indebtedness incurred by Parent and its subsidiaries in connection with the contemplated recapitalization of the Parent and its subsidiaries following the Merger (including any liens or security interests granted in connection with any refinancing, replacement, restatement, or refunding in whole or in part of such indebtedness); or (C) liens upon security interests in the Litigation and the proceeds thereof granted for the benefit of lenders or lending syndicates that provide senior working capital facilities to the Parent or its subsidiaries from time to time ("Working Capital Lenders") as collateral security for the indebtedness incurred by Parent and its subsidiaries under such facilities. No assignment under this Section 5.1(h)(ii) shall relieve the Parent, River or the River Subsidiaries of their obligations under this Agreement.

                    (iii) As a condition to liens or security interests in the Litigation or the proceeds thereof being granted to the TCP Collateral Agent or any Working Capital Lenders, the Rights Agents, Parent, River, the TCP Collateral Agent, and any Working Capital Lenders shall enter into an intercreditor agreement the principal terms of which provide (A) the liens upon and security interests in the Litigation and the proceeds thereof granted to the Rights Agents, the TCP Collateral Agent, and any Working Capital Lenders, respectively, will be ranked equally and ratably, and (B) that in the event Litigation Proceeds are received, (1) the Litigation Proceeds shall be held in a separate bank account as specified in Section 5.1(d) of this Agreement and (2) once the Aggregate CVR Payment Amount with respect to the Litigation Proceeds is determined in accordance with this Agreement, the balance of the Litigation Proceeds shall be deposited solely in one or more restricted blocked accounts subject solely to security interests therein granted to TCP Collateral Agent and any Working Capital Lenders pending distribution in accordance with the agreements between the Parent, certain Affiliates of Parent, River, the TCP Collateral Agent, and any Working Capital Lenders.

             (i) None of the Parent, River, or the River Subsidiaries shall initiate settlement negotiations or expand settlement negotiations with respect to any aspect or portion of the Litigation without the prior permission of the applicable majority of Rights Agents for Settlement Decisions as set forth in the last sentence of Section 3.1(c) and Parent and River agree that such powers shall vest with the Rights Agents as provided in Section 3.1(c). No Rights Agent shall initiate settlement negotiations without first informing each other Rights Agents of such settlement negotiations and obtaining consent to pursue such negotiations from the applicable majority of Rights Agents as determined in the last sentence of Section 3.1(c) for Settlement Decisions. If one or more Rights Agents are allowed to entertain or initiate settlement negotiations, such Rights Agents shall keep each other Rights Agent reasonably informed regarding the status of such negotiations (including any expansion of such negotiations) and any Rights Agents shall, if such Rights Agents request, be allowed to participate in the settlement negotiations.

             (j) If Parent, River, the River Subsidiaries, their Affiliates, or any Rights Agent receives any communication from any other party to the Litigation regarding possible settlement negotiations, the party receiving the communication shall be entitled to review such other party's proposals, PROVIDED that such receiving party (i) shall inform each of the Rights Agents regarding the fact (and content) of such communication and proposals as promptly as possible(and under no circumstances more than three days) thereafter and (ii) shall not engage in settlement negotiations or expand settlement negotiations without the required permission of the Rights Agents as set forth in Section 5.1(h).

     Section 5.2 Payment of CVR Payment Amount. Parent shall duly and promptly pay each Holder the CVR Payment Amount in the manner provided for in
Section 2.5 and in accordance with the terms of this Agreement.

     Section 5.3 Federal Income Tax Treatment. Parent (and each of its Affiliates) shall for federal income tax purposes treat any CVR Payment Amounts as payments made in connection with the acquisition of River Common Stock (and not as interest except to the extent that Parent is required to treat such amounts as interest under Code section 483) and neither Parent (nor any of its Affiliates) shall file a tax return or take any position inconsistent with such treatment (unless required by a determination that is final after the Parent or its Affiliate has defended such matter in good faith).

                                   ARTICLE VI
                                   AMENDMENTS

     Section 6.1    Amendments Without Consent of Holders.

             (a) Without the consent of any Holders, the Parent, when authorized by a Board Resolution, and the Rights Agents, in the Rights Agents' sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

             (i) to evidence the succession of another Person to the Parent and the assumption by any such successor of the covenants of the Parent herein; PROVIDED that such succession and assumption is in accordance with the terms of this Agreement;

             (ii) to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of such Rights Agents herein; provided, that such succession and assumption is in accordance with the terms of this Agreement;

             (iii) to add to the covenants of the Parent such further covenants, restrictions, conditions or provisions as the Board of Directors and the Rights Agents shall consider to be for the protection of the Holders; PROVIDED that in each case, such provisions shall not adversely affect the interests of the Holders;

             (iv) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; PROVIDED that in each case, such provisions shall not materially adversely affect the interests of the Holders; or

             (v) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act, as amended, PROVIDED that that such provisions shall not materially adversely affect the interests of the Holders.

             (b) Promptly after the execution by the Parent and the Rights Agents of any amendment pursuant to the provisions of this Section 6.1, the Parent shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

     Section 6.2    Amendments with Consent of Holders.

             (a) With the consent of the Holders of not less than a majority of the outstanding CVRs, by Act of such Holders delivered to the Parent and the Rights Agents, the Parent, when authorized by a Board Resolution, and the Rights Agents may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement if such addition, elimination or change is in any way adverse to the interest of the Holders.

             (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

             (c) Promptly after the execution by the Parent and the Rights Agents of any amendment pursuant to the provisions of this Section 6.2, the Parent shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

     Section 6.3 Execution of Amendments. In executing any amendment permitted by this Article, the Rights Agents shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agents may, but are not obligated to, enter into any such amendment that affects the Rights Agents' own rights, privileges, covenants or duties under this Agreement or otherwise.

     Section 6.4 Effect of Amendments. Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

                                   ARTICLE VII

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE;

                        JOINT AND SEVERAL RESPONSIBILITY

     Section 7.1    Parent and River May Consolidate, Etc.

             (a) The Parent and River shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

             (1) Parent or River shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Parent or River is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Parent or River substantially as an entirety (the "Surviving Person") shall expressly assume payment of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of the Parent or River to be performed or observed;

             (2) the Parent or River has delivered to the Rights Agents an Officer's Certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with; and

             (3) after giving effect to any such transaction, the Surviving Person shall not be, or be affiliated in any manner with, the parties adverse to River in the Litigation.

             (b) For purposes of this Section 7.1, "convey, transfer or lease its properties and assets substantially as an entirety" shall mean properties and assets contributing in the aggregate at least 80% of the Parent's or River's total consolidated revenues as reported in the Parent's or River's last available periodic financial report (quarterly or annual, as the case may be).

     Section 7.2 Successor Substituted. Upon any consolidation of or merger by the Parent with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 7.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Parent under this Agreement with the same effect as if the Surviving Person had been named as the Parent herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the CVRs.

     Section 7.3 Joint and Several Responsibility. Parent, River and Merger Sub are jointly and severally responsible for the performance of all actions, and the payment of all sums, required under this Agreement of either such party.

     Section 7.4 No Liability. None of Parent, Merger Sub, or River shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held for payment to the Holders and unclaimed at the end of one year after the applicable CVR Payment Date shall be returned to the Parent, after which time any Holder shall look as a general creditor only to Parent for payment of the CVR Payment Amount (without any interest being payable thereon) to which such Holder may be due, subject to applicable law. Any amounts remaining unclaimed by Holders seven years after the applicable CVR Payment Date (or such earlier date immediately before that time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously (or subsequently claiming to be) entitled thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                          RIVER, INC.

                          By:
                              -----------------------------
                          Name:
                                ---------------------------
                          Title:
                                 --------------------------


                          RIVER ACQUISITION CORP.

                          By:
                              -----------------------------
                          Name:
                                ---------------------------
                          Title:
                                 --------------------------


                          PARENT CORPORATION

                          By:
                              -----------------------------
                          Name:
                                ---------------------------
                          Title:
                                 --------------------------


                          ---------------------------------
                          as River Rights Agent


                          ----------------------------------
                          as River Rights Agent


                          ---------------------------------
                          as Parent Rights Agent


                          ---------------------------------
                          as Parent Rights Agent

                                    EXHIBIT A

              INFORMATION RESOURCES, INC., VS. THE DUN & BRADSTREET
        CORPORATION, A.C. NIELSEN CO. AND IMS INTERNATIONAL, INC., NO. 96
                                    CIV. 5716

                                    EXHIBIT B

   LIBOR PLUS 7.5% ON THE PORTION OF THE ESCROWED FUNDS (OR THE FACE AMOUNT OF
          LETTER OF CREDITS ESTABLISHED IN LIEU OF THE ESCROWED FUNDS)
                              EQUAL TO $5,000,000.